Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS
AND CONFIRMS 2026 GUIDANCE
Conference call on Thursday, April 30, 2026, at 8:00 a.m. Central Time.
HOUSTON, Texas, April 29, 2026 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter of 2026.
First Quarter Highlights:
–Revenue grew $22.3 million, or 2%, over the first quarter of 2025
–Comparable cemetery preneed sales production increased 10% in the current quarter
–Comparable total funeral sales average grew 3% over the first quarter of 2025
–Comparable funeral preneed sales production increased 6% in the current quarter
–GAAP earnings per share was $0.97 compared to $0.98 in the first quarter of 2025
–Adjusted earnings per share was $0.97 compared to $0.96 in the first quarter of 2025
–Net cash provided by operating activities increased $22.7 million, or 7% to $333.8 million in the current quarter compared to $311.1 million in the prior year quarter
–Adjusted cash provided by operating activities increased $18.5 million, or 6%, to $334.5 million in the current quarter compared to $316.0 million in the prior year
Tom Ryan, the Company's Chairman and CEO, commented on the first quarter performance:
"Today, we reported adjusted earnings per share of $0.97 and net cash provided by operating activities of $333.8 million. Comparable funeral service volumes declined 6% year-over-year, reflecting the impact of a particularly strong prior year flu season and aligning with broader demographic trends. Despite this, the Company delivered solid underlying performance driven by a resilient average revenue per service and disciplined cost management, with expenses increasing approximately 1% year-over-year. In addition, preneed funeral sales production remained strong, increasing 6% for the period.
In our cemetery segment, we delivered a strong performance, highlighted by 10% growth in comparable preneed cemetery sales production. This higher production drove 7% growth in comparable cemetery revenue and a 120 basis point improvement in cemetery gross profit.
We remain focused on executing our long-term growth strategy—growing revenue, leveraging our scale, and allocating capital in a disciplined way to enhance shareholder value. While funeral volumes may continue to fluctuate in the near term, they have historically been stable over the longer-term. Overall, we are proud of how our teams executed in what was a challenging operating environment.
I would like to thank our 25,000 associates for their unwavering commitment to serving client families with care and excellence that have made these results possible.”
Details of our first quarter 2026 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended March 31,
	2026	2025
Revenue	$1,096.5	$1,074.2
Operating income	$243.8	$251.7
Net income attributable to common stockholders	$135.8	$142.9
Diluted earnings per share	$0.97	$0.98
Earnings excluding special items (1)	$135.3	$139.6
Diluted earnings per share excluding special items (1)	$0.97	$0.96
Diluted weighted average shares outstanding	139.9	145.3
Net cash provided by operating activities	$333.8	$311.1
Net cash provided by operating activities excluding special items (1)	$334.5	$316.0
(1)    Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share was $0.97 in the first quarter of 2026 compared to $0.98 in the first quarter of 2025. The current year quarter was impacted by $1.3 million of net gains on divestitures and impairment charges compared to $5.0 million in the prior year. Diluted earnings per share, excluding special items, was $0.97 in the first quarter of 2026 compared to $0.96 in the first quarter of 2025. Higher cemetery gross profit combined with a lower share count and a

1 Service Corporation International

favorable tax rate slightly offset lower funeral gross profit resulting from a decline in funeral services performed during the quarter.
•Net cash provided by operating activities increased $22.7 million, or 7%, to $333.8 million. Adjusted cash provided by operating activities increased $18.5 million, or 6%, to $334.5 million in the current quarter compared to $316.0 million in the prior year due to favorable changes in working capital.

OUTLOOK FOR 2026
Our annual guidance ranges for 2026 detailed below have not changed and are consistent with our previously reported outlook for 2026. Our outlook for diluted earnings per share excluding special items, at the midpoint of our guidance range, is anticipated to be within our expected long-term growth framework of 8%-12%.

(Dollars in millions, except per share amounts)	2026 Outlook
Diluted earnings per share excluding special items (1)	$4.05 - $4.35

Net cash provided by operating activities excluding special items and cash taxes (1)	$1,125 - $1,185
Cash taxes expected in 2026 (at the midpoint of diluted earnings per share excluding special items guidance)	$120
Net cash provided by operating activities excluding special items (1)	$1,005 - $1,065

Capital improvements at existing field locations	$135
Development of cemetery property	$165
Digital investments and corporate	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$325
(1)Diluted earnings per share excluding special items, net cash provided by operating activities excluding special items and cash taxes, and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2026 excludes the following because this information is not currently available for 2026: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, April 30, 2026, at 8:00 a.m. Central Time. A question and answer session will follow prepared remarks made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 4888435. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 7, 2026 and can be accessed at (855) 669-9658 (US) or (412) 317-0088 (International) with the passcode of 1806799. Additionally, a replay of the conference call will be available on our website for approximately three months.

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ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving approximately 700,000 combined preneed and atneed families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At March 31, 2026, we owned and operated 1,487 funeral service locations and 503 cemeteries (of which 314 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Trey Bocage - Assistant Vice President - Treasury and Investor Relations	(713) 525-3454
	Andrea Low - Director - Federal Tax and Investor Relations	(713) 525-2811
Media:	Jay Andrew - Assistant Vice President - Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe”, “estimate”, “project”, “expect”, or “anticipate”, “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. These factors are discussed below. Except as required by applicable law, we assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events, or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to protect personal information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and an increase in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain, such as tariffs, could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2025 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com.

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SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE FIRST QUARTER OF 2026
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended
	March 31,
	2026	2025

Revenue	$1,096,454	$1,074,167
Cost of revenue	(810,003)	(782,750)
Gross profit	286,451	291,417
Corporate general and administrative expenses	(43,911)	(44,701)
Gains on divestitures and impairment charges, net	1,274	4,971
Operating income	243,814	251,687
Interest expense	(64,006)	(61,483)
Other income, net	1,398	3,152
Income before income taxes	181,206	193,356
Provision for income taxes	(45,333)	(50,429)
Net income	135,873	142,927
Net income attributable to noncontrolling interests	(65)	(47)
Net income attributable to common stockholders	$135,808	$142,880
Basic earnings per share:
Net income attributable to common stockholders	$0.98	$0.99
Basic weighted average number of shares	139,025	144,116
Diluted earnings per share:
Net income attributable to common stockholders	$0.97	$0.98
Diluted weighted average number of shares	139,928	145,292

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$257,959	$243,581
Receivables, net of reserves of $3,725 and $3,944, respectively	100,255	100,415
Inventories	38,414	35,246
Income tax receivable	22,202	4,999
Other	28,912	27,552
Total current assets	447,742	411,793
Preneed receivables, net of reserves of $34,639 and $34,680, respectively, and trust investments	7,264,446	7,360,793
Cemetery property	2,226,549	2,201,967
Property and equipment, net	2,790,176	2,751,761
Goodwill	2,173,354	2,169,055
Deferred charges and other assets, net of reserves of $2,636 and $2,460, respectively	1,307,041	1,360,530
Cemetery perpetual care trust investments	2,365,441	2,398,613
Total assets	$18,574,749	$18,654,512

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$728,493	$685,156
Current maturities of long-term debt	57,300	56,847
Income taxes payable	4,805	3,701
Total current liabilities	790,598	745,704
Long-term debt	5,105,516	5,082,970
Deferred revenue, net	1,799,576	1,779,266
Deferred tax liability	698,346	691,033
Other liabilities	543,820	550,793
Deferred receipts held in trust	5,709,204	5,784,398
Care trusts’ corpus	2,342,740	2,381,507
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 142,215,508 and 141,957,004 shares issued, respectively, and 138,147,494 and 139,678,199 shares outstanding, respectively	138,147	139,678
Capital in excess of par value	981,975	987,210
Retained earnings	458,980	498,958
Accumulated other comprehensive income	5,309	12,425
Total common stockholders’ equity	1,584,411	1,638,271
Noncontrolling interests	538	570
Total equity	1,584,949	1,638,841
Total liabilities and equity	$18,574,749	$18,654,512

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Three months ended March 31,
	2026	2025

Cash flows from operating activities:
Net income	$135,873	$142,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,686	54,126
Amortization of intangibles	3,656	4,200
Amortization of cemetery property	22,602	22,296
Amortization of loan costs	2,226	2,181
Provision for expected credit losses	1,943	2,311
Provision for deferred income taxes	7,249	2,669
Gains on divestitures and impairment charges, net	(1,274)	(4,971)
Share-based compensation	4,163	3,841
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	401	(104)
Decrease (increase) in other assets	27,713	(2,365)
Increase in payables and other liabilities	33,736	48,296
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	8,158	5,076
Increase in deferred revenue, net	11,122	16,051
Increase in deferred receipts held in trust	19,539	14,613
Net cash provided by operating activities	333,793	311,147
Cash flows from investing activities:
Capital expenditures	(79,889)	(78,185)
Business acquisitions, net of cash acquired	(24,085)	(14,869)
Real estate acquisitions	(3,839)	(2,011)
Corporate headquarters	(28,156)	(8,916)
Proceeds from divestitures and sales of property and equipment	3,727	9,537
Payments for Company-owned life insurance policies	(96)	(57)
Proceeds from Company-owned life insurance policies and other	—	3,757
Net cash used in investing activities	(132,338)	(90,744)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	140,000	185,000
Scheduled payments of debt	(6,830)	(6,541)
Early payments of debt	(140,000)	(195,000)
Proceeds from corporate headquarters debt facility	26,082	2,522
Principal payments on finance leases	(9,784)	(9,332)
Proceeds from exercise of stock options	6,029	3,907
Purchase of Company common stock	(143,153)	(130,450)
Payments of dividends	(47,080)	(45,991)
Bank overdrafts and other	(10,173)	(9,809)
Net cash used in financing activities	(184,909)	(205,694)
Effect of foreign currency	(2,045)	128
Net increase in cash, cash equivalents, and restricted cash	14,501	14,837
Cash, cash equivalents, and restricted cash at beginning of period	246,468	221,399
Cash, cash equivalents, and restricted cash at end of period	$260,969	$236,236

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended March 31,
	2026	2025
Consolidated funeral:
Atneed revenue	$320.2	$329.1
Matured preneed revenue	205.4	205.8
Core revenue	525.6	534.9
Non-funeral home revenue	28.9	27.6
Non-funeral home preneed sales revenue	22.1	22.2
Core general agency and other revenue	54.0	54.8
Total revenue	$630.6	$639.5

Gross profit	$134.0	$154.0
Gross profit percentage	21.2%	24.1%

Funeral services performed	93,686	97,854
Average revenue per service	$5,919	$5,748

(Dollars in millions)	Three months ended March 31,
	2026	2025
Consolidated cemetery:
Atneed property revenue	$36.5	$37.2
Atneed merchandise and service revenue	72.7	75.1
Total atneed revenue	109.2	112.3
Recognized preneed property revenue	209.6	188.7
Recognized preneed merchandise and service revenue	106.3	98.5
Total recognized preneed revenue	315.9	287.2
Core revenue	425.1	399.5
Other cemetery revenue	40.8	35.2
Total revenue	$465.9	$434.7

Gross profit	$152.5	$137.4
Gross profit percentage	32.7%	31.6%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended March 31, 2026 and 2025. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2025 and ending March 31, 2026.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended March 31,
	2026	2025	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$312.9	$328.3	$(15.4)	(4.7)%
Matured preneed revenue (2)	203.2	205.6	(2.4)	(1.2)%
Core revenue (3)	516.1	533.9	(17.8)	(3.3)%
Non-funeral home revenue (4)	28.7	27.0	1.7	6.3%
Non-funeral home preneed sales revenue (5)	22.0	22.1	(0.1)	(0.5)%
Core general agency and other revenue (6)	53.4	54.6	(1.2)	(2.2)%
Total comparable revenue	$620.2	$637.6	$(17.4)	(2.7)%

Comparable gross profit	$132.6	$155.4	$(22.8)	(14.7)%
Comparable gross profit percentage	21.4%	24.4%	(3.0)%

Comparable funeral services performed:
Atneed	47,978	52,187	(4,209)	(8.1)%
Matured preneed	28,509	29,724	(1,215)	(4.1)%
Total core	76,487	81,911	(5,424)	(6.6)%
Non-funeral home	15,116	15,564	(448)	(2.9)%
Total comparable funeral services performed	91,603	97,475	(5,872)	(6.0)%
Core cremation rate	57.8%	57.4%	0.4%
Total comparable cremation rate (7)	64.5%	64.1%	0.4%

Comparable funeral average revenue per service:
Atneed	$6,522	$6,291	$231	3.7%
Matured preneed	7,128	6,917	211	3.1%
Total core	6,748	6,518	230	3.5%
Non-funeral home	1,899	1,735	164	9.5%
Total comparable average revenue per service	$5,947	$5,754	$193	3.4%

Comparable funeral preneed sales production:
Total preneed sales	$306.0	$287.8	$18.2	6.3%
Core contracts sold	36,247	35,223	1,024	2.9%
Non-funeral home contracts sold	19,858	19,153	705	3.7%
Core average revenue per contract sold	6,706	6,527	179	2.7%
Non-funeral home average revenue per contract sold	$3,169	$3,024	$145	4.8%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

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•Total comparable funeral revenue decreased $17.4 million. Core funeral revenue decreased $17.8 million, or 3.3%, due to a 6.6% decrease in core funeral services performed reflecting the impact of a strong prior year flu season, which aligns with broader industry and demographic trends. This decrease was partially offset by a 3.5% increase in core average revenue per service. The core cremation rate increased slightly by 40 basis points to 57.8%.
•Non-funeral home revenue increased $1.7 million due to a 9.5% increase in non-funeral home average revenue per service driven by matured preneed revenue from the backlog, partially offset by a 2.9% decrease in non-funeral home services performed.
•Core general agency and other revenue decreased $1.2 million. Core general agency revenue benefitted from higher insurance sales production which was more than offset by a lower general agency commission rate quarter over quarter. The current commission rate has now stabilized and is trending in line with expectations.
•Comparable funeral gross profit decreased $22.8 million to $132.6 million, and the gross profit percentage declined 300 basis points from 24.4% to 21.4%. This is primarily attributable to the $17.4 million decline in funeral revenue applied to our high fixed cost operating structure. This decline was slightly offset by our focus on disciplined controllable cost management, limiting fixed cost growth to approximately 1% versus the prior year quarter.
•Comparable funeral preneed sales production increased $18.2 million, or 6.3%, in the first quarter of 2026 compared to 2025. Core preneed sales production increased $13.2 million, or 5.7%. Non-funeral home preneed sales production increased $5.0 million, or 8.6%. We experienced favorable contribution from contract velocity and average revenue per contract in core and non-funeral home sales channels.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended March 31, 2026 and 2025. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2025 and ending March 31, 2026.

(Dollars in millions)	Three months ended March 31,
	2026	2025	Var	%
Comparable cemetery revenue:
Atneed property revenue	$36.4	$37.2	$(0.8)	(2.2)%
Atneed merchandise and service revenue	72.6	75.1	(2.5)	(3.3)%
Total atneed revenue (1)	109.0	112.3	(3.3)	(2.9)%
Recognized preneed property revenue	209.4	188.7	20.7	11.0%
Recognized preneed merchandise and service revenue	106.3	98.5	7.8	7.9%
Total recognized preneed revenue (2)	315.7	287.2	28.5	9.9%
Core revenue (3)	424.7	399.5	25.2	6.3%
Other revenue (4)	40.8	35.2	5.6	15.9%
Total comparable revenue	$465.5	$434.7	$30.8	7.1%

Comparable gross profit	$152.5	$137.5	$15.0	10.9%
Comparable gross profit percentage	32.8%	31.6%	1.2%

Comparable cemetery preneed and atneed sales production:
Property	$254.6	$234.9	$19.7	8.4%
Merchandise and services	215.1	206.0	9.1	4.4%
Discounts and other	(3.2)	(3.1)	(0.1)	(3.2)%
Preneed and atneed sales production	$466.5	$437.8	$28.7	6.6%

Preneed sales production	$356.2	$324.6	$31.6	9.7%
Recognition rate (5)	91.0%	91.3%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

10 Service Corporation International

•Total comparable cemetery revenue increased $30.8 million, or 7.1%, in the first quarter of 2026 compared to the first quarter of 2025. The increase was due to higher core revenue of $25.2 million and higher other revenue of $5.6 million.
•The core revenue increase of $25.2 million was primarily due to a $28.5 million, or 9.9%, increase in total recognized preneed revenue, of which $20.7 million resulted from higher property revenue and $7.8 million from higher merchandise and service revenue. Total recognized preneed revenue benefited from growth in comparable cemetery preneed sales production of $31.6 million, or 9.7%.
•Other revenue was $5.6 million higher, or 15.9%, compared to the prior year quarter primarily from an increase in endowment care trust fund income related to higher total return distributions.
•Comparable cemetery gross profit increased $15.0 million to $152.5 million. The gross profit percentage increased from 31.6% to 32.8%, primarily due to the growth in core and other revenue mentioned above.
Other Financial Results
•Corporate general and administrative expenses were $43.9 million in the first quarter of 2026, slightly improved over the first quarter of 2025.
•Interest expense was $64.0 million in the first quarter of 2026 compared to $61.5 million in the prior year. The average balances on our floating rate debt increased approximately $250.0 million, partially offset by lower average floating rates decreasing from 6.8% to 5.8% resulting in a net $2.5 million increase in interest expense.
•The GAAP effective income tax rate for the first quarter of 2026 was 25.0%, down from 26.1% in the prior year quarter. On an adjusted basis, the effective tax rate was 24.8%, down from 25.9% in the prior year quarter. The lower effective tax rate in the current period was primarily due to tax benefits from an investment in a renewable energy project recognized in the quarter.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended March 31,
	2026	2025
Net cash provided by operating activities	$333.8	$311.1
Legal settlement payments	0.1	0.3
Restructuring charge payments	0.6	4.6
Net cash provided by operating activities excluding special items	$334.5	$316.0
Cash taxes included in net cash provided by operating activities excluding special items	$4.4	$4.9
Net cash provided by operating activities excluding special items grew $18.5 million to $334.5 million in the first quarter of 2026 compared to $316.0 million in the first quarter of 2025. The increase is primarily driven by payroll-related working capital, due to an additional payroll tax payment made in the prior year.

A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended March 31,
	2026	2025
Capital improvements at existing field locations	$20.0	$20.7
Development of cemetery property	40.9	41.4
Digital investments and corporate	5.6	4.8
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$66.5	$66.9
Growth capital expenditures/construction of new funeral service locations	13.4	11.3
Total capital expenditures	$79.9	$78.2
Total capital expenditures increased $1.7 million in the current quarter, primarily due to growth capital expenditures for construction of new funeral homes during the quarter.

11 Service Corporation International

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of March 31, 2026 is set forth below:

Three Months
Preneed funeral	(0.8)%
Preneed cemetery	(0.7)%
Cemetery perpetual care	(0.6)%
Combined trust funds	(0.7)%
Non-GAAP Financial Measures
Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations by adjusting for the items listed below. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. See “Cash Flow and Capital Spending” in this press release for a reconciliation of net cash provided by operating activities to net cash provided by operating activities excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended March 31,
	2026		2025
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$135.8	$0.97	$142.9	$0.98
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(1.3)	(0.01)	(5.0)	(0.03)
Tax reconciling items:
Tax effect from significant items	0.5	0.01	1.3	0.01
Change in non-recurring tax items	0.3	—	0.4	—
Earnings excluding special items and diluted earnings per share excluding special items	$135.3	$0.97	$139.6	$0.96

Diluted weighted average shares outstanding		139.9		145.3

12 Service Corporation International